Exhibit 21.1
Subsidiaries of the Registrant:

Name:	Jurisdiction of Incorporation:
Genpact Australia Pty Ltd.	Australia
Headstrong (Australia) Pty Ltd.	Australia
Genpact Global (Bermuda) Limited	Bermuda
Genpact Global Holdings (Bermuda) Limited	Bermuda

Genpact Brasil Gestão de Processos Operacionais Ltda.	Brazil

Genpact Bulgaria EOOD	Bulgaria

Genpact Canada Services Company	Canada
Headstrong Canada Company.	Canada

Genpact (Dalian) Co. Ltd.	China
Genpact (Dalian) Information & Technology Service Co., Ltd.	China
Genpact (Foshan) Information & Technology Service Co., Ltd.	China
Genpact (Qingdao) Information & Technology Service Co., Ltd.	China
Genpact (Suzhou) Information & Technology Service Co., Ltd.	China

Genpact Colombia S.A.S.	Colombia

Genpact International Services Costa Rica, S.R.L.	Costa Rica

Genpact Czech s.r.o.	Czech Republic

Genpact Egypt LLC	Egypt

Genpact Administraciones-Guatemala Limitada	Guatemala
Lean Digital Services Guatemala, S.A.	Guatemala
Servicios Internacionales de Atencion Al Cliente, Limitada	Guatemala

Barkawi Management Consultants GmbH & Co. KG	Germany
Barkawi Verwaltungs GmbH	Germany
CDC Career Development Center GmbH Career- & Recruiting Support	Germany
Headstrong GmbH	Germany

Headstrong (Hong Kong) Ltd.	Hong Kong

Genpact Services Hungary Kft	Hungary

Axis Risk Consulting Services Pvt. Ltd.	India
Endeavour Software Technologies Private Limited	India
Enquero Global LLP	India
Genpact Enterprise Risk Consulting LLP	India
Genpact India Private Limited	India
Genpact India Services Private Limited	India
Genpact Mobility Services (I) Pvt. Ltd.	India
Headstrong Services India Pvt. Ltd.	India

RAGE Frameworks India Pvt. Ltd.	India
Rightpoint India Digital Private Limited	India

Genpact Ireland Private Limited	Ireland

PNMSoft Ltd.	Israel

Genpact Consulting KK	Japan
Genpact Japan Business Services KK	Japan
Genpact Japan K.K.	Japan

Genpact Kenya Limited	Kenya

Genpact Latvia SIA	Latvia

Genpact Luxembourg S.à r.l.	Luxembourg
Genpact Luxembourg S.à r.l. II	Luxembourg
Genpact Investment Luxembourg S.à r.l.	Luxembourg

Genpact Malaysia Sdn Bhd	Malaysia

Genpact China Investments	Mauritius
Genpact India Holdings	Mauritius
Genpact Mauritius	Mauritius

EDM S. de R.L. de C.V.	Mexico

Genpact Morocco S.à r.l.	Morocco
Genpact Morocco Training S.à r.l.	Morocco

Enquero B.V.	Netherlands
Genpact NL B.V.	Netherlands

Genpact New Zealand Limited	New Zealand

Headstrong Philippines, Inc.	Philippines

Genpact PL sp. Z.o.o.	Poland
Genpact Poland sp. Z.o.o.	Poland
Genpact Services Poland sp. Z.o.o.	Poland

Genpact Portugal, SOC Unipessoal, Lda	Portugal

Genpact Romania SRL	Romania

Genpact Singapore Pte. Ltd.	Singapore
Genpact Consulting (Singapore) Pte. Ltd.	Singapore

Genpact Slovakia s.r.o.	Slovakia

Genpact South Africa (Proprietary) Limited	South Africa

Genpact Strategy Consultants S.L.	Spain

Genpact Turkey İş ve Finansal Danışmanlık Hizmetleri Limited Şirketi	Turkey

Genpact (UK) Ltd.	United Kingdom
Genpact Regulatory Affairs UK Limited	United Kingdom
Genpact WM UK Limited	United Kingdom
Headstrong (UK) Ltd.	United Kingdom
Headstrong Worldwide Ltd.	United Kingdom
Pharmalink Consulting Limited	United Kingdom
Pharmalink Consulting Operations Ltd.	United Kingdom
PNMSoft UK Limited	United Kingdom
Strategic Sourcing Excellence Limited	United Kingdom

Akritiv Technologies, Inc.	United States
Barkawi Management Consultants, LLC	United States
Barkawi USA, LLC	United States
BrightClaim Blocker, Inc.	United States
BrightClaim, LLC	United States
BrightServe, LLC	United States
Commonwealth Informatics, Inc.	United States
Endeavour Software Technologies Inc.	United States
Enquero, Inc.	United States
Genpact (Mexico) I LLC	United States
Genpact (Mexico) II LLC	United States
Genpact Collections LLC	United States
Genpact CL, Inc.	United States
Genpact FAR LLC	United States
Genpact Insurance Administration Services Inc.	United States
Genpact International, LLC	United States
Genpact LH LLC	United States
Genpact LLC	United States
Genpact Mortgage Services, Inc.	United States
Genpact Onsite Services, Inc.	United States
Genpact Registered Agent, Inc.	United States
Genpact Services LLC	United States
Genpact Solutions, Inc.	United States
Genpact USA, Inc.	United States
Genpact US Services, LLC	United States
Genpact WB LLC	United States
Headstrong Business Services, Inc.	United States
Headstrong Corporation	United States
Headstrong Services LLC	United States
Hoodoo Digital, LLC	United States
Jawood Business Process Solutions, LLC	United States
LeaseDimensions, Inc.	United States
National Vendor, LLC	United States
Oasis Technology Partners, LLC	United States

OnSource, LLC	United States
Pharmalink Consulting Inc.	United States
PNMSoft USA Inc.	United States
RAGE Frameworks, Inc.	United States
Rightpoint Consulting, LLC	United States
riskCanvas Holdings LLC	United States
SomethingDigital.Com LLC	United States
SPC RP Investor, LLC	United States
TandemSeven, Inc.	United States
Techspan Holdings, Inc.	United States
TS Mergerco, Inc.	United States